REORGANIZATION AGREEMENT

     This Reorganization Agreement ("Agreement") is made and entered into this 5th day of April, 1999, between and among eNote.Com, Inc., a Delaware corporation formerly known as Webcor Electronics Inc. (the "Company"), Navis Technologies, Ltd., a Delaware corporation, ("Navis") and the persons identified in Exhibit "A" (the "Shareholders").

     WHEREAS, the Shareholders own, and have the unrestricted right to sell, transfer and convey, one hundred percent (100%) of the issued and outstanding common stock of Navis (the "Securities"); and

     WHEREAS, the Company wishes to acquire the Securities, solely in exchange for Company Securities; and

     WHEREAS, immediately after the closing of this Agreement the Company intends to enter into a Purchase and Sale Agreement with Friedlander International Limited, a copy of which is attached hereto as Exhibit "B" and incorporated herein by this reference, pursuant to which Friedlander International will purchase 5,000,000 shares of preferred stock and 2,000,000 common stock purchase warrants for an aggregate consideration of $5,000,000; and

     WHEREAS, the Company's Shareholders previously approved, subject only to the closing of this Reorganization Agreement, a reverse stock split which has positioned the Company to complete the transactions contemplated by this Agreement; and

     WHEREAS, the shareholders of the Company have previously approved, subject only to the closing of this Reorganization Agreement, a change in the name of the Company to eNote.Com, Inc.

     NOW, THEREFORE, in consideration of the mutual covenants, obligations and benefits hereinafter set forth, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES BY NAVIS AND ITS' SHAREHOLDERS. Navis and its Shareholders jointly and severally represent and warrant to the Company:

     a. Organization and Qualification; Subsidiaries. Navis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in the State of Vermont and each other jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. Navis has no directly or indirectly owned subsidiaries other than eNote Communications, Inc., a newly formed Delaware corporation that has no assets, liabilities or business activities.

     b. Articles of Incorporation and By-Laws. Navis has heretofore furnished to the Company complete and correct copies of its' Articles of Incorporation and By-Laws, including all amendments thereto or restatements thereof. Navis is not in violation of any of the provisions of its Articles of Incorporation, By-Laws.

     All original documents and other information relating to Navis' affairs has been made available to all parties to the transactions contemplated hereby. Included within the documents made available have been at least the Articles of Incorporation and any Amendments, By-laws and any amendments thereto, Minutes of all of the meetings of the Incorporators, Directors and Shareholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses, trademarks or agreements to which Navis is a party or in which Navis has an interest.

     c. Capitalization. The authorized capital stock of Navis consists of 1,000 shares of common stock, $0.01 par value ("Navis Common"). As of the date hereof 536 shares of Navis Common are issued and outstanding, all of the issued and outstanding shares of Navis Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Navis' Articles of Incorporation or By-Laws or any agreement to which Navis is a party or bound. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Navis' Shareholders may vote. All holders of outstanding Navis Common are identified in Schedule A-1 to this Agreement and there are no options, warrants, calls or other rights, agreements, arrangements or commitments presently outstanding obligating Navis to issue, deliver or sell shares of its capital stock or debt securities, or obligating Navis to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment. Schedule A-1 sets forth a true and complete list of all holders of Navis Common, showing for each holder the number of shares of Navis Common owned by such holder as of the date hereof.

     In addition to the Navis Common, Navis has previously sold $810,147 aggregate principal amount of Debentures ("Navis Debentures"). The Navis Debentures are held by the holders of Navis Debentures ("Debentureholders")
identified in Schedule A-1 and immediately prior to the closing of the transactions contemplated hereby, the holders of $400,000 aggregate principal amount of Debentures intend to convert the Navis Debentures held by them into 400,000 shares of Navis Common. Immediately after the closing of this Agreement, the Company intends to repay $410,147 aggregate principal amount of Navis Debentures, together with accrued interest thereon, in full and final satisfaction of the rights of the holders of such Navis Debentures.

     All outstanding Navis Securities and Navis Debentures are duly authorized, validly issued, fully paid and nonassessable and are owned by the Shareholders and Debentureholders specified in Schedule A-1 free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever ("Encumbrances").

     d. Authority. Navis has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Navis is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Navis and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal, valid and binding obligation of Navis enforceable in accordance with its terms.

     e. No Conflict; Required Filings and Consent. The execution and delivery of this Agreement by Navis does not, and the performance of this Agreement by Navis will not (i) conflict with or violate the Articles of Incorporation or By-Laws of Navis, (ii) conflict with or violate any federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to Navis or by which its properties are bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or assets of Navis pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Navis is a party or by which Navis or its properties are bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of Navis, taken as a whole ("Navis Material Adverse Effect").

     The execution and delivery of this Agreement by Navis does not, and the performance of this Agreement by Navis will not, require Navis to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities") based on laws, rules, regulations and other requirements of Governmental Entities in effect as of the date of this Agreement, except for applicable requirements, if any, of (i) federal or state securities laws and the filing and recordation of certain corporate documents as required by applicable State law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Navis from performing its obligations under this Agreement or have a Navis Material Adverse Effect.

     f. Permits; Compliance. Navis is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Navis Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Navis, threatened, regarding suspension or cancellation of any of Navis Permits. Navis is not in conflict with, or in default or violation of (a) any Law applicable to Navis or by which any of its properties is bound or subject or (b) any of the Navis Permits, except for any such conflicts, defaults or violations which would not have a Navis Material Adverse Effect.

     g. Financial Statements. Attached hereto as Exhibit "C", the text of which is hereby incorporated herein by reference, are the audited financial statements of Navis as of December 31, 1998 containing the balance sheet of Navis and the related statements of operations, cash flows and shareholders' equity for the period then ended, together with unaudited interim financial statements for the period ended March 31, 1999 (the "Navis Financial Statements"). The Navis Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Navis throughout the period indicated, and fairly present the consolidated financial position of Navis as of the date thereof. Except as described in the notes to the Navis Financial Statements, Navis has not

     (1) issued any shares of its capital stock, or any options or rights to acquire such securities, to any person other than the persons listed in Schedule A-1;

     (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of capital stock;

     (3) paid or agreed to pay any consideration in redemption of any of its issued and outstanding capital stock; or

     (4) entered into any other transaction or agreement which would, or might, materially impair its shareholders' equity as reflected in such financial statements.

     h. No Undisclosed Liabilities. There are no liabilities of Navis of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities fully reflected or reserved against on the Navis Financial Statements; and liabilities which, individually or in the aggregate, would not have a Navis Material Adverse Effect.

     i. Absence of Certain Changes or Events. Except as and to the extent disclosed herein since March 31, 1999, there has not been any significant change by Navis in its accounting methods, principles or practices or any circumstance which would constitute a Navis Material Adverse Effect.

     j. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Navis or any properties or rights of Navis and Navis is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

     k. Taxes. Navis has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all Taxes, assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the most recent balance sheet included in the Navis Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to Taxes of any nature payable by Navis or any Subsidiary.

     l. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of Navis except for fees consisting of an 650,000 shares of the Company's common stock that will be issued to certain financial consultants and other professionals as payment for services rendered in connection with the transaction contemplated hereby.

     m. Navis Corporate Action. The Board of Directors of Navis has by the unanimous vote of all directors present (a) determined that the transaction contemplated hereby is advisable and fair and in the best interests of Navis and its Shareholders, (b) approved the transaction contemplated hereby in accordance with the applicable provisions of the General Corporation Law of Delaware, (c) recommended the approval of this Agreement by the Shareholders and (d) obtained the unanimous approval of all holders of Navis Securities, of a resolution approving the transactions contemplated in this Agreement.

     n. Environmental Laws and Regulations. (a) Navis is in material compliance with all applicable federal, state and local laws and regulations and common law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata (collectively, "Environmental Laws")), which compliance includes, but is not limited to, the possession by Navis of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; Navis has not received notice of, or, to the knowledge of Navis, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law ("Environmental Claim"); and to the knowledge of Navis, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

     There are no Environmental Claims that are pending or, to the knowledge of Navis, threatened against Navis, or, to the knowledge of Navis, against any person or entity whose liability for any Environmental Claim Navis has or may have retained or assumed either contractually or by operation of law.

     To the knowledge of Navis, there are no circumstances that could form the basis for an Environmental Claim against Navis, or against any person or entity whose liability for any Environmental Claim Navis or any Subsidiary has or may have retained or assumed either contractually or by operation of law.

     o. Intellectual Property Rights. Navis has good and marketable title to all patents, know-how, trade secrets, trademarks and other intellectual properties required for the development and commercialization of the TVe-mail system as described in the Confidential Business Plan of eNote Communications Inc. dated February 1999, a copy of which is attached hereto as Exhibit "D" and incorporated herein by this reference. Such intellectual properties are free and clear of all liens, charges, encumbrances, or restrictions, however characterized. All of the contracts, leases, subleases, patents, copyrights, licenses and agreements, however characterized, under which Navis holds such intellectual properties are in full force and effect. Navis is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or agreements under which Navis holds its intellectual properties. There are no known claims against Navis concerning its rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its right to continued possession of the intellectual properties.

     p. Survival of Representations and Warranties. All of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     2.   Affirmative Covenants.

     (a) SEC Reporting Obligations. For so long as the Company's common stock is registered under the Securities Exchange Act of 1934, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Exchange Act")., the Company (i) will file all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1) all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements and (B) any state, local or other governmental authority pursuant to applicable laws regulating the offer and sale of securities (the "Blue Sky Laws") and (C) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities. The Company Reports shall be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company Reports) and shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (b) Reports to Stockholders. For so long as the Company's common stock is registered under the Exchange Act, the Company will hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 180 days after the end of each of the Company's fiscal years, will provide the Company's shareholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report meeting the requirements of the Rule. Further, the Company agrees to make available to the Company's shareholders in printable form within 60 days after the end of each fiscal quarter of the Company (other than the last fiscal quarter in any fiscal year) reasonably itemized financial statements of the Company and its subsidiaries, if any, for the fiscal quarter just ended and a narrative discussion of such financial statements and the business conducted by the Company and its subsidiaries, if any, during such quarter.

     3. REPRESENTATIONS AND WARRANTIES BY THE SHAREHOLDERS. The Shareholders hereby jointly and severally warrant to the Company:

     a. The Shareholders have full power and authority to exchange the Navis Securities which are held by them upon the terms and conditions provided for in this Agreement, and when delivered to the Company in accordance with the terms of this agreement, the Navis Securities will be free and clear of any lien or other encumbrance on the Closing Date specified herein.

     b. The Shareholders are acquiring the Common Stock of the Company solely for their own account, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of that term as defined in the Securities Act of 1933, as amended (said Act and rules and regulations promulgated thereunder being hereinafter referred to as the "Securities Act"). The Shareholders understand that the Common Stock of the Company has not been registered under the Act or securities laws of any State ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon the Shareholders subjective investment intent as expressed herein. In furtherance of the foregoing, each Shareholder shall be required to execute and deliver to the Company an Investment Letter, in the form attached hereto as Exhibit "E," as a condition precedent to the issuance of a certificate for the Common Stock of the Company that will be issued to him.

     c. The Shareholders hereby jointly acknowledge that they:

     (1) are "Accredited Investors" as such term is defined in Regulation D promulgated under the Act; and

     (2) That they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed exchange of Navis's and eNote `s securities, respectively, for Common Stock of the Company; and that they are able to bear the economic risks of the investment and are able to protect their own interests in an investment of this nature.

The Shareholders further represent and warrant that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     4. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to Navis and the Shareholders:

     a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary. The Company has no directly or indirectly owned subsidiaries.

     b. Articles of Incorporation and By-Laws. The Company has heretofore furnished to the Navis and the Shareholders complete and correct copies of its' Articles of Incorporation and By-Laws, including all amendments thereto or restatements thereof. The Company is not in violation of any of the provisions of its Articles of Incorporation, By-Laws.

     c. Capitalization. The Company has the corporate authority to issue a total of 25,000,000 shares of $0.01 par value Common Stock and 5,000,000 shares of $0.01 par value Preferred Stock, of which 3,439,247 shares are presently issued and outstanding. The beneficial owners of such shares, as reflected on the records of the Company, are identified in Exhibit "F" to this Agreement.

     Prior to the closing of this Reorganization Agreement, the Company will effect a reverse split of all issued and outstanding shares of the Common Stock in the ratio of one (1) share of new Common Stock for each six and three-quarters (6 3/4) shares presently outstanding; provided, however, that (a) no fractional shares shall be issued and all calculations that would result in the issuance of a fractional share shall be rounded up to the nearest whole number and (b) no Shareholder who was the beneficial owner of at least 100 shares of old Common Stock shall receive fewer than 100 shares of new Common Stock and all calculations that would result in the issuance of fewer than 100 shares of new Common Stock to such a Shareholder will be rounded up to 100 shares; so that immediately thereafter the Company will have approximately
540,000 shares of new Common Stock issued and outstanding, all of which are fully paid, validly issued and nonassessable. Except as specifically provided herein and in certain agreements between the parties and their respective legal counsel, no other capital stock of the Company or any rights whatsoever to purchase additional capital stock of the Company will be outstanding on the Closing Date. Except as specifically provided herein, in agreements with legal counsel, and in agreements with Friedlander International, no Shareholder of the Company will have or obtain any registration rights with respect to any shares of the Company's capital stock that are issued and outstanding on the Closing Date.

     Immediately after the completion of the reverse split described above, the Company will issue a total of 540,000 shares of Common Stock to certain individual designees of Capston Network Company of Clearwater, Florida ("Capston"), subject to the following forfeiture provisions:

(1) in the event that the reverse split results in the issuance of fewer than 540,000 shares of Common Stock to the existing shareholders of the Company, then Capston's designees shall be obligated to return to the Company for cancellation an indeterminate number of shares of Common Stock so that immediately after such surrender and cancellation, the total number of shares issuable to Capston's designees shall not exceed 100% of the number of shares of Common Stock issued to the existing shareholders of the Company, and

(2) in the event that the reverse split set forth above results in the issuance of more than 540,000 shares of Common Stock to the existing shareholders of the Company, then Capston shall be obligated to return to the Company for cancellation an indeterminate number of shares so that immediately after such surrender and cancellation, the total number of shares issued to Capston, legal counsel and the holders of Common Stock shall not exceed 1,350,000 shares.

     Immediately after the closing of this Agreement, the Company will have not more than 10,000,000 shares of Common Stock issued and outstanding which will be held beneficially and of record by the following classes of persons:

(1)  8,000,000 shares held by the Shareholders;

(2) 540,000 shares, more or less, which will be held by the original public shareholders of the Company;

(3) 540,000 shares, more or less, which will be held by Capston or its designees;

(4)  270,000 shares which will be held by legal counsel for the parties  hereto;
     and

(5) 650,000 shares which will be held by certain financial consultants and other professionals who introduced Navis to the Company and assisted in the negotiation and documentation of the transactions contemplated hereby.

     d. Authority. Each of the Company, Capston and Sally A. Fonner has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of the Company (including, without limitation, any approval by the shareholders of the Company of this Agreement or the transactions contemplated herein) is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company, Capston and Sally A. Fonner and, assuming the due authorization, execution and delivery hereof by Navis and the Shareholders, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     e. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of the Company, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to the Company or by which any of its properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or Encumbrance on, any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of the Company, taken as a whole, or on the transactions herein contemplated ("Company Material Adverse Effect").

     The execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company does not require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, the Blue Sky Laws, the National Association of Securities Dealers, and the filing and recordation of appropriate such documents as required by General Corporation Law of Delaware and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company from performing its obligations under this Agreement or have a Company Material Adverse Effect.

     f. Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of (a) any Law applicable to the Company or by which any of its properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations which would not have a the Company Material Adverse Effect. The Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

     g. Reports; Financial Statements. The Company filed a voluntary petition under Chapter 11 of the Bankruptcy Act on February 1, 1989, in the U.S.
Bankruptcy Court for the Eastern District of New York (Brooklyn) (Case # 89-10328). On October 16, 1990, the Company's Chapter 11 case was voluntarily converted to a case in Chapter 7 which subsequently closed on November 13, 1996. As a result of the Bankruptcy, the Company was inactive and engaged in no business activities until December 26, 1996, when its corporate charter was restored. On December 31, 1996, the Company filed with the Securities and Exchange Commission an omnibus Annual Report on Form 10-K for the fiscal years ended March 31, 1988, through March 31, 1996, together with quarterly reports for the periods ended June 30 and September 30, 1996. Since December 31, 1996, the Company has filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1) all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "Company SEC Reports") and (B) any applicable Blue Sky Laws and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"). The Company Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed prior to or on the date of this Agreement (i) have been prepared in accordance with, and complied as to form with, the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods indicated.

     The Company's auditors have issued no management letters in connection with the Company's financial statements.

     Attached hereto as Exhibit "G", the text of which is hereby incorporated herein by reference, are the audited financial statements of the Company as of December 31, 1998, containing the balance sheet of the Company and the related statements of operations, cash flow and shareholders' equity for the period then ended (the "Company Financial Statements"). To the best of the Company's knowledge, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by the Company throughout the period indicated, and fairly present the consolidated financial position of the Company as of the date thereof. Except as described in the notes to the Company Financial Statements, the Company has not

     (1) issued any shares of its capital stock, or any options or rights to acquire such securities, to any person other than the persons listed in Schedule A-2;

     (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of capital stock;

     (3) paid or agreed to pay any consideration in redemption of any of its issued and outstanding capital stock; or

     (4) entered into any other transaction or agreement which would, or might, materially impair its shareholders' equity as reflected in such financial statements.

     h. No Undisclosed Liabilities. There are no liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities fully reflected or reserved against on the balance sheet contained in the Company's 1997 Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998, or in the unaudited consolidated balance sheet contained in the Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, September 30, or December 31, 1998; (b) liabilities under this Agreement and fees and expenses related thereto; and (c) liabilities which, individually or in the aggregate, would not have a Company Material Adverse Effect.

     i. Absence of Certain Changes or Events. Except as disclosed in SEC Reports filed prior to or on the date of this Agreement, there has not been any significant change by the Company in its accounting methods, principles or practices.

     j. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against the Company or any properties or rights of the Company and the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders.

     k. Taxes. The Company has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all Taxes, assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the most recent balance sheet included in the Company Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to Taxes of any nature payable by the Company.

     l. Brokers. Except as specifically disclosed to Navis and the Shareholders, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of the Company.

     m. Company Corporate Action. The stockholders of the Company have approved the transaction contemplated hereby in accordance with the applicable provisions of the General Corporation Law of Delaware.

     n. Environmental Laws and Regulations. The Company is in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; the Company has not received notice of, or, to the knowledge of the Company, is the subject of any Environmental Claim; and to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

     There are no Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     To the knowledge of the Company, there are no circumstances that could form the basis for an Environmental Claim against the Company, or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     o. Contract Rights. Except for this Agreement and the agreements contemplated herein, the Company is not a party to or bound by any contract or agreement, whether written or oral, including, without limitation, any contract or agreement for employment, consulting or similar services, for capital expenditures or the acquisition or construction of fixed assets, which constitutes any note, bond, indenture or other evidence of indebtedness or guaranty or security for indebtedness of others, for the sale of any asset, or the grant of any right or option to purchase such asset, which constitutes a lease, which purports to limit the freedom of the Company to compete in any line of business or in any geographic area or to borrow money or incur indebtedness.

     p.   Employee Benefit Plans.

     Except for its' 1997 Incentive Stock Plan, the Company does not have, and has not had any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding). No incentive grants of any type or nature are outstanding under the Company's Incentive Stock Plan and no person has any right to require the Company to issue any such incentive grant in the future.

     The Company is not party to any collective bargaining agreement.

     The Company has no obligation for retiree health, medical or life insurance benefits under any plan or arrangement. The Company has no employees other than Sally A. Fonner.

     q. Public Offering. The initial public offering of the Company was a bona fide offering to the "public" as such term is used and defined in connection with offerings of securities subject to the Securities Act in material compliance with the Securities Act and the rules and regulations promulgated thereunder. The Common Stock of the Company which was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under Section 4(2) of the Securities Act, (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the applicable registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that that purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such share

     r. Transfer Agent. The Company has appointed American Stock Transfer & Trust Company, New York, New York as the Company's transfer agent. The Company will continue to retain a transfer agent reasonably satisfactory to Navis and the Shareholders for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Exchange Act. The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock certificates as may be needed for the quick and efficient transfer of the Shares.

     s. Survival of Representations and Warranties. All of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of three
(3) years from the Closing Date.

     5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder shall be subject to the following conditions:

     a. The Company shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by Navis or the Shareholders herein and all the terms and conditions of this Agreement to be performed and complied with have been performed and complied with.

     b. There shall have been no material adverse changes in the financial condition, business or operations of Navis taken as a whole from March 31, 1999 until the Closing Date, except for changes resulting from operations in the usual and ordinary course of its business, and between such dates no business and assets of Navis shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, condemnation of any assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

     c. There shall have been no material adverse changes in the financial condition, business or operations of Navis, except for immaterial changes resulting from operations in the usual ordinary course of the business.

     d. The Company shall have received the opinion of Doremus Associates, legal counsel for Navis, to the effect that:

     (1) Navis is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its properties and to carry on its business in the State of Vermont as of the Closing Date;

     (2) The outstanding Navis Securities are validly issued, fully paid and nonassessable;

     (3) This Agreement has been duly executed and delivered by Navis and the Shareholders and constitutes a legal, valid and binding obligation of Navis and the Shareholders enforceable in accordance with its terms.

     6. CONDITIONS TO THE OBLIGATIONS OF NAVIS AND THE SHAREHOLDERS. The obligations of the Navis and the Shareholders hereunder are subject to the following conditions:

     a. Navis and the Shareholders shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

     b. There shall have been no material adverse changes in the financial condition, business or operations of the Company, from December 31, 1998 until the Closing Date, except for changes resulting from those operations in the usual ordinary course of the business.

     c. Navis and the Shareholders shall have received the opinion of John L. Petersen, legal counsel for the Company, to the effect that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power to own and operate its properties wherever the same shall be located as of the Closing Date;

     (2) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

     (3 When delivered to the Shareholders, the Common Stock to be delivered to the Shareholders pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable;

     (4) The Common Stock of the Company which was issued and outstanding prior to the Closing Date of this Agreement has been (a) issued pursuant to a valid claim of exemption under Section 4(2) of the Securities Act, (b) issued pursuant to an effective registration statement under the Securities Act, or (c) issued in violation of the applicable registration requirements of the Securities Act, but at a date sufficiently remote from the Closing Date that that purchasers of such shares are precluded from initiating or maintaining an action in law or in equity based on the sale and issuance of such shares;

     (5) The transaction contemplated qualifies as a tax-free reorganization under ss.368(a)(1)(B) of the Internal Revenue Code and related regulations thereunder and the receipt of Company stock by the Shareholders at the Closing will not give rise to a taxable event; and

     (6) The Common Stock of the Company is fully registered under the Exchange Act and the Company has, for the preceding 12 months, filed all reports required to be filed under Sections 12 and 15 of the Exchange Act.

     7. CLOSING DATE. The final closing of this Agreement shall take place in New York, New York on April 5, 1999, or at such other reasonable time and place as the parties hereto shall agree upon.

     8. EXCHANGE OF SECURITIES. Subject to the terms and conditions set forth herein, and at the time of the closing set forth in Section 7 and the conditions to which are specified in Sections 5 and 6, the Company will issue and deliver to the Shareholders share certificates evidencing the ownership of a total of 8,000,000 shares of the Company's Common Stock as specified in Schedule A-3. Concurrently therewith the Shareholders shall deliver to the Company certificates evidencing the ownership of all issued and outstanding Navis Securities, duly endorsed to the Company.

     9. ISSUANCE OF SECURITIES. At or subsequent to the Closing, the Company will issue and deliver share certificates evidencing the ownership of the Company's Common Stock in the following amounts to the following parties:

     a. 540,000 Company's Common Shares to Ms. Sally Fonner as compensation for Ms. Fonner's services rendered in connection with the Company and the transaction contemplated by this Agreement. Such shares shall be registered under the Securities Act prior to issuance.

     b. 650,0000 Company's Common Shares to be issued in lieu of a Finder's Fee. Such shares shall be registered under the Securities Act prior to issuance. Notwithstanding the foregoing, no finder's fees will be paid to Capston, Sally
A. Fonner or any of their respective employees, agents or affiliates without the prior consent of the Shareholders.

     c. 270,0000 Company's Common Shares to be issued to legal counsel for the parties as compensation for services rendered in connection with the transaction contemplated hereby. Such shares shall be registered under the Securities Act prior to issuance. Notwithstanding the foregoing, no finder's fees will be paid to Capston, Sally A. Fonner or any of their respective employees, agents or affiliates without the prior consent of the Shareholders.

     10. ACTIONS AT THE CLOSING. At the final closing of this Agreement, the Company and the Shareholders will each deliver, or cause to be delivered to the other, the shares of stock to be exchanged in accordance with Section 8 of this Agreement and each party shall pay any and all federal and state taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable, as specified herein. In addition to the above-mentioned exchange of certificates, the following transactions will take place at the final closing.

     Navis and the Shareholders will deliver to the Company:

(1) The opinion of Doremus Associates legal counsel for Navis, as provided for in Section 5(d) hereof;

(2) A certificate of corporate good standing for Navis from the Secretary of State of the State of Delaware which shall be dated no more than sixty (60) days prior to the Closing Date;

     (3) A certificate of corporate good standing for eNote from the Delaware Secretary of State which shall be dated no more than sixty (60) days prior to the Closing Date;

     (4) A certificate by a principal officer of each of Navis that each of the representations and warranties of Navis and the Shareholders, respectively, are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by Navis and the Shareholders have been performed as of the Closing Date.

     The Company will deliver to Navis and the Shareholders:

     (1) Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement;

     (2) The opinion of John L. Petersen, legal counsel for the Company, as provided for in Section 6(c) hereof;

     (3) A certificate executed by a principal officer of the Company attesting that the foregoing representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of the Shareholders which are to be performed by the Company have been performed as of the Closing Date;

     (4) A certificate of corporate good standing for the Company from the Delaware Secretary of State which shall be dated no more than 60 days prior to the Closing Date; and

      (5) Duly executed resignations of all existing officers and directors of the Company, effective as of 8:00 a.m. on the Closing Date.

     11. CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, the Company, Navis shall conduct its business in the same manner in which it has heretofore been conducted and the Shareholders will not permit Navis to (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to the Shareholders without first obtaining the written consent of the Company. Likewise, the Company will not (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to its shareholders without first obtaining the written consent of the Shareholders.

     12. BOARD OF DIRECTORS. Promptly after compliance with Section 14(f) of the Exchange Act, the Board of Directors of the Company shall have a meeting, at which all of the present directors of the Company shall resign, and they shall elect as members of the Company's Board of Directors, in accordance with the By-Laws of the Company and the Purchase and Sale Agreement, such individuals as the Shareholders shall designate to the Company in writing.

     13. FUTURE REGISTRATION OF COMMON STOCK. The Shareholders understand that because the Common Stock has not been registered under the Act or any state Act, they must hold the Common Stock indefinitely, and cannot dispose of any or all of the Common Stock unless such Common Stock is subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The Shareholders acknowledge and understand that they have no independent right to require the Company to register the shares of Common Stock. The Shareholders further understand that the Company may, as a condition to the transfer of any of Common Stock, require that the request for transfer by a Shareholder be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, provided at such Shareholder's expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts.

     14. TRANSFERABILITY. All certificates for shares of Common Stock which are issued to the Shareholders pursuant to the terms of this Agreement shall be restricted securities within the meaning of Regulation D promulgated under
Section 4(2) of the Securities Act. The Company shall issue stop transfer instructions to the transfer agent for its Common Stock with respect to the of Common Stock and shall place the following legend on the certificates representing such of Common Stock:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON AN EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN THE SUBJECT TO A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."

     15. ACCESS TO INFORMATION. Either previously or concurrently herewith, the Company has delivered to the Shareholders correct and complete copies of all documents and records requested by the Shareholders. In addition, the Shareholders have had the opportunity to ask questions of, and receive answers from, officers and directors of the Company, and persons acting on its behalf concerning the terms and conditions of the Agreement, and has received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the Common Stock.

     16. NO SOLICITATION. At no time were the Shareholders presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with its acquisition of the Common Stock.

     17. EXPENSES. The Shareholders, Navis and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated; provided that Navis may pay the reasonable fees and expenses of legal counsel for Capston and Friedlander International Limited in connection with the Purchase and Sale Agreement and the proposed transactions contemplated hereby, up to a maximum of Forty Thousand Dollars ($40,000). The Shareholders shall pay all other fees and expenses incurred by them or by Navis by reason of this Agreement and the proposed transactions contemplated hereby.

     18. ATTORNEYS FEES. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and costs to be fixed by the Court, said fees to include appeal and collection of judgment.

     19. ARBITRATION. All disputes concerning this Agreement or the transactions contemplated herein will be submitted to binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association. The decisions of the Arbitrator must be delivered in writing accompanied by written findings of fact and conclusions of law. Any court of competent jurisdiction may enter judgment upon the Arbitrator's awards. The prevailing party, as part of its damages, shall be entitled to recover its reasonable attorneys fees and expenses incurred in such arbitration from the losing party.

     20.  MISCELLANEOUS.

     a. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

     b. This Agreement shall not be assignable by any party without prior written consent of the others.

     c. All Section headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures.

     d. This Agreement incorporates the term of all prior agreements and sets forth the entire understanding between the parties. No amendments hereto shall be valid unless made in writing and signed by the parties hereto.

     e. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of Navis and the Shareholders and upon the successors and assigns of the Company.

     f. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

     If to the Company or Navis:       with copies to:

     eNote.com, Inc.                   Peter Doremus, esq.
     One Lawson Lane, Third Floor      Doremus Associates
     P.O. Box 388                      112 Lake Street, Suite 3
     Burlington, Vermont 05402         Burlington, Vermont 05401
     Fax: (802) 862-1631               Fax: (802) 658-5675

     If to the Shareholders:           with copies to:

     eNote.com, Inc.                   Peter Doremus, esq.
     One Lawson Lane, Third Floor      Doremus Associates
     P.O. Box 388                      112 Lake Street, Suite 3
     Burlington, Vermont 05402         Burlington, Vermont 05401
     Fax: (802) 862-1631               Fax: (802) 658-5675

     If to Capston or Fonner:          with copies to:

     Capston Network Company           John L. Petersen, esq.
     1612 Osceola                      Chateau de Barbereche
     Clearwater, Florida               CH-1783 Barbereche Switzerland
     Fax: (727) 443-5240               Fax: (4126) 684-0505

     In addition, copies of all notices to any of the parties hereto shall be sent to:

     Milton Gleit, esq.
     McCarthy, Fingar, Donovan, Drazen & Smith
     11 Maritime Avenue, 12th Floor
     White Plains, New York 10606
     Fax: (914) 946-0134


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

eNote.com, Inc.                              Navis Technologies, Ltd..




Sally A. Fonner, President                   John A. Varsames, President

                        STOCKHOLDERS LISTED IN EXHIBIT A

John R. Varsarmes and
Heidi A. Varsames





Michael T. Grennan



James D. Richards



Peter D. Swift, M.D



Peter Stern, M.D.



Robert L. Jones



Lori Ann Varsames and
Kristen Varsames

By:


                               ADDENDUM NUMBER ONE

      Paragraph 1(c) of that certain Reorganization Agreement between and among eNote.Com, Inc., a Delaware corporation formerly known as Webcor Electronics Inc. (the "Company"), Navis Technologies, Ltd., a Delaware corporation, ("Navis") and the persons identified in Exhibit "A" to the Reorganization Agreement (the "Shareholders").is hereby amended to read in its entirety as follows:

      c. Capitalization. The authorized capital stock of Navis consists of 1,000 shares of common stock, $0.01 par value ("Navis Common"). As of the date hereof 536 shares of Navis Common are issued and outstanding, all of the issued and outstanding shares of Navis Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Navis' Articles of Incorporation or By-Laws or any agreement to which Navis is a party or bound. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Navis' Shareholders may vote. All holders of outstanding Navis Common are identified in Schedule A-1 to this Agreement and there are no options, warrants, calls or other rights, agreements, arrangements or commitments presently outstanding obligating Navis to issue, deliver or sell shares of its capital stock or debt securities, or obligating Navis to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment. Schedule A-1 sets forth a true and complete list of all holders of Navis Common, showing for each holder the number of shares of Navis Common owned by such holder as of the date hereof.

      In addition to the Navis Common, Navis has previously sold $810,147 aggregate principal amount of Debentures ("Navis Debentures"). The Navis Debentures are held by the holders of Navis Debentures ("Debentureholders") identified in Schedule A-1 and immediately prior to the closing of the transactions contemplated hereby, the holders of $500,000 aggregate principal amount of Debentures intend to convert the Navis Debentures held by them into 500,000 shares of Navis Common. Immediately after the closing of this Agreement, the Company intends to repay $310,147 aggregate principal amount of Navis Debentures, together with $58,325 of accrued interest, in full and final satisfaction of the rights of the holders of such Navis Debentures.

      All outstanding Navis Securities and Navis Debentures are duly authorized, validly issued, fully paid and nonassessable and are owned by the Shareholders and Debentureholders specified in Schedule A-1 free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever ("Encumbrances").

      IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum Number One as of the day and year first above written.

eNote.com, Inc.                              Navis Technologies, Ltd..




Sally A. Fonner, President                   John A. Varsames, President

                        STOCKHOLDERS LISTED IN EXHIBIT A

John R. Varsarmes and
Heidi A. Varsames





Michael T. Grennan



James D. Richards




Peter D. Swift, M.D



Peter Stern, M.D.



Robert L. Jones



Lori Ann Varsames and
Kristen Varsames

By: